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                                  EXHIBIT 23.2

                               ARTHUR ANDERSEN LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement dated September 11, 1998, of our report dated March 2, 1998 (except with respect to the matters discussed in Note 13, as to which the date is April 30, 1998), included in the Registration Statement file No. 333-47873, and to all references to our firm included in this registration statement dated September 11, 1998. We also consent to the incorporation by reference in this Registration Statement dated September 11, 1998, of our report dated August 20, 1998, included in MarineMax, Inc.'s Form 8-K dated September 2, 1998.

                                                         /s/ ARTHUR ANDERSEN LLP


Tampa, Florida
  September 11, 1998